EXHIBIT A

AGREEMENT FOR JOINT FILING OF SCHEDULE 13G


	The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of Jefferson Savings Bancorp Inc., shall be, and is, filed on behalf of each of the undersigned.

		FIRSTAR BANK, N.A.



		By: Jane Ludwig
Dated               Jane Ludwig
February 8, 2001

		FIRSTAR CORPORATION



		By: Jennie Carlson
Dated               Jennie Carlson
February 8, 2001

		JEFFERSON SAVINGS BANCORP INC.
		  EMPLOYEE STOCK OWNERSHIP PLAN


		By: Firstar Bank, N.A., Trustee



		By: George L. Dixon
Dated               George L. Dixon
February 8, 2001